Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE February 1, 2023

McGrath Acquires Vesta Modular and Concurrently Divests Adler Tank Rentals

Vesta transaction strategically accelerates McGrath’s focus on its core Mobile Modular business

Non-core Adler Tank business is divested, while the modular business is scaled through accretive acquisition

The acquired Vesta business will expand McGrath’s modular business geographic coverage and density, facilitate its reach to new customers, and increase its proportion of long-term contracts

Vesta portfolio presents potential for significant synergy realization and opportunities to accelerate growth

Transactions are accretive to key profitability and return metrics and allows McGrath to maintain significant financial flexibility through conservative leverage

Livermore, Calif – February 1, 2023

TRANSACTION HIGHLIGHTS:

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Accelerates McGrath’s strategic growth priorities by increasing exposure to the modular business
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Creates a more competitive and larger scaled modular business with increased geographic coverage and density to serve customers
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Improves longer-term financial profile, accelerating growth and profitability in the core modular business
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Increases proportion of longer-term rental revenue contracts
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Provides opportunities for cost and revenue synergies
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Retains conservative balance sheet with financial flexibility for return of capital and tuck-in acquisitions
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Attractive transaction terms with Adler divested for $265 million at 7.1x EV / 2022 estimated Adjusted EBITDA and Vesta acquired for $400 million at 7.7x EV / 2022 estimated EBITDA, net of $8 million EBITDA synergies and net present value of tax attributes estimated at $30 million

TRANSACTION OVERVIEW:

McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced that it has signed and closed a definitive agreement under which it acquired Vesta Modular (“Vesta”) a portfolio company of Kinderhook Industries (“Kinderhook”), for a cash purchase price of $400 million, subject to certain adjustments, and sold Adler Tank Rentals (“Adler”) to Ironclad Environmental Solutions (“Ironclad”), a Kinderhook portfolio company, for a cash sale price of $265 million, subject to certain adjustments. Both transactions were completed simultaneously on February 1, 2023.

Founded in 2014 and headquartered in Southfield, MI, Vesta is a leading provider of temporary and permanent modular space solutions. The company operates two divisions – (i) Modular Space Leasing whereby it leases units from its owned fleet of approximately 6,000 units to customers across a diverse range of end markets and applications, and (ii) Modular Construction Services whereby it facilitates the design, manufacturing, logistics, and installation of modular buildings.

Vesta’s core end markets include education, industrial, construction, government, municipalities, and retail sectors. Vesta serves over 900 customers. In addition to its Southfield, MI headquarters, it operates strategically-located branches in a number of the nation’s fastest growing markets, such as Atlanta, Houston, and Miami.

As of December 31, 2022 estimated, on a trailing 12-month basis, Vesta generated $40 million of EBITDA on $129 million of total revenue. As of December 31, 2022, Vesta’s rental fleet consisted of approximately 6,000 units at an original cost of approximately $220 million. The transaction implies a multiple of 7.7x FY2022 EBITDA, including run-rate synergies and the present value of tax benefits expected from past net operating losses. McGrath anticipates realizing $8 million of annual run-rate synergies by 2024 and $30 million of value from net operating losses. The final purchase price is subject to customary adjustments.

“Growing Mobile Modular is the strategic focus area for our Company, and the addition of Vesta’s portfolio accelerates our expansion of the business.” said Joe Hanna, President and CEO of McGrath. “We are now able to offer our customers access to an expanded product line across more geographies than ever before. We are confident we will be able to leverage our combined sales and operational resources by seamlessly integrating Vesta in order to grow the new, larger scaled McGrath modular business together. In addition, Vesta has a dedicated and experienced team and we are excited to welcome these new team members into the McGrath family.”

“We are grateful for the successful partnership we forged with Kinderhook over the past two years and are proud of what we have accomplished during that period,” said Dan McMurtrie, Co-Founder and Chief Executive Officer of Vesta. “McGrath is a highly-respected leader in our sector with a tremendous culture and core values that align with those of Vesta. We believe that our employees will thrive under their leadership.”

Founded in 1998 in Newark, NJ, Adler is a rental provider of liquid and solid containment solutions for storage of hazardous and non-hazardous liquids. Adler rents temporary storage tanks and containers used in energy, environmental, industrial and construction applications. Adler operates from branches that serve 27 states across the U.S. The sale price of $265 million implies a multiple of 7.1x FY2022 estimated Adjusted EBITDA. The final sale price is subject to customary adjustments.

As a result of the two transactions, McGrath expects a net cash outflow of approximately $165 million, inclusive of estimated $30 million of reimbursable rental equipment capital expenditures.

Joe Hanna also commented, “Regarding the sale of Adler, I cannot say enough good things about the team and I know being part of Ironclad will open up additional opportunities for growth. The team has done a marvelous job running the business over the years and I want to extend a thank you to Stuart Porter and the entire Adler team for their exceptional work and dedication as a part of McGrath. We expect nothing but success for them under their new ownership structure.”

STRATEGIC BENEFITS FROM THE TRANSACTION:

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Strengthens McGrath’s core modular portfolio: The transaction significantly increases McGrath’s modular revenue mix from 66% to 80%. Mobile Modular’s high margins, recurring revenue, and favorable demand make it a highly attractive business, and one the Company will remain highly focused on continuing to grow.
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Increases geographic coverage and density to serve customers: The transaction will increase geographic coverage to support new customers, as well as improve density to better serve existing customers.
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Improves longer-term financial profile, accelerating growth and profitability: The transaction is expected to be accretive in 2024 with ROIC exceeding cost of capital beyond 2024.
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Provides opportunities through synergy realization: Revenue synergies are expected to be realized through improved utilization, expanded geographic coverage and enhanced products and services offerings (including increase in container and Mobile Modular Plus revenue). Cost synergies are expected to be realized through real estate consolidation and SG&A efficiencies.
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Retains conservative balance sheet with financial flexibility for return of capital and tuck-in acquisitions: Leverage at a modest level of 2.1x 2022 estimated Adjusted EBITDA at closing of the transaction, allowing McGrath to retain financial flexibility for shareholder return and tuck-in acquisitions.

TRANSACTION FINANCING

The transaction was funded through the Company’s existing revolving credit facility.

ADVISORS:

Goldman Sachs & Co. LLC acted as McGrath RentCorp’s exclusive financial advisor and Morrison & Foerster LLP acted as McGrath RentCorp’s legal advisor in the transactions. Oppenheimer & Co. acted as Vesta and Ironclad’s exclusive financial advisor. Kirkland & Ellis acted as Vesta and Ironclad’s legal advisor in the transactions.

Conference Call Note:

McGrath RentCorp will host a conference call tomorrow, February 2, 2023 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) to discuss the transaction. To participate in the teleconference, dial 1-800-267-6316 (in the U.S.), or 1-203-518-9783 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-888-269-5331 (in the U.S.), or 1-402-220-7327 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

In connection with its call, the Company has provided information pertaining to the transactions in presentation format on its website, Events and Presentations | McGrath (mgrc.com).

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

Headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

ABOUT VESTA:

Vesta Modular – https://vestamodular.com/

SAFE HARBOR

This statement contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include: (1) the Vesta acquisition accelerating growth and profitability in the core modular business, including expanding geographic coverage and density, facilitating reach to new customers, and increasing proportion of long-term contracts, (2) statements under the section titled “Strategic Benefits from the Transaction”, including anticipated accretion from both transactions in 2024 with ROIC exceeding cost of capital beyond 2024, and run-rate synergies of $8 million per year, (3) anticipated $30 million of value from Vesta’s net operating losses, (4) transaction multiples based on 2022 estimated EBITDA of Vesta and Adler, and (5) McGrath retaining financial flexibility for shareholder return and tuck-in acquisitions. These forward-looking statements also can be identified by terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms.

These forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that could cause our actual results to differ materially from those projected, including (a) problems arising to forestall the successful integration of the Vesta business, including the potential loss of any key employees of Vesta; (b) incurrence of unexpected costs, including exposure to any unrecorded liabilities or unidentified issues that the Company failed to discover during due diligence or that are not covered by insurance and (c) potential unfavorable accounting treatment and unexpected increases in taxes associated with the transactions. Other important factors that could cause actual results to differ materially from the Company’s expectations are disclosed under “Risk Factors” in the Company’s Form 10-K for 2021 and other SEC filings.

These forward-looking statements speak only as of the date hereof. Except as otherwise required by law, we are under no duty to update or revise any of the forward-looking statements after the date of this presentation, whether as a result of new information, future events or otherwise.

This press release is not intended to be a recommendation to buy, sell or hold securities and does not constitute an offer for the sale of, or the solicitation of an offer to buy securities in any jurisdiction. Any such offer will only be made by means of a prospectus or offering memorandum, and in compliance with applicable securities laws.